Exhibit 10.29
EXECUTION VERSION
FOUNDER NET SETTLEMENT AGREEMENT
This FOUNDER NET SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of December 31, 2021 (the “Effective Date”), by and among David Bonderman (“DB”), James G. Coulter (“JC”), TPG Europe, LLC, a Delaware limited liability company (“TPG Europe I”), TPG Europe II, LLC, a Delaware limited liability company (“TPG Europe II”), BondCo, Inc., a Texas corporation (“BondCo”), CoulCo, Inc., a Texas corporation (“CoulCo”), TPG Holdings II Sub, L.P., a Delaware limited partnership (“H2Sub”), TPG Global Advisors, LLC, a Delaware limited liability company (“TPG Global Advisors”), TPG Global LLC, a Delaware limited liability company (“TPG Global”), TPG International, LLC, a Delaware limited liability company (“TPG International”) and Tarrant Capital, LLC, a Delaware limited liability company (“Tarrant Capital”).
WITNESSETH
WHEREAS, in connection with the potential initial underwritten public offering of the shares of TPG Inc. (or its affiliate) (the “IPO”), the parties hereto desire to memorialize certain transactions to be entered into on the date hereof and in connection with the IPO, including the Founder Exchange Agreement, the Founder Proxy and Reorganization Agreement and the Downstairs Promote Allocation Agreement (each as defined herein).
WHEREAS, TPG Europe I and TPG Europe II each own limited partnership interests in TPG Europe, LLP, a limited liability partnership registered in the United Kingdom (“TPG Europe”);
WHEREAS, DB owns a limited liability company interest in TPG Europe I and JC owns a limited liability company interest in TPG Europe II;
WHEREAS, TPG Europe I desires to make a cash distribution in the amount of $6,359,343 (the “Europe I Distribution Amount”) to DB in exchange for 100% of DB’s limited liability company interest in TPG Europe I and TPG Europe II desires to make a cash distribution in the amount of $5,657,947 (the “Europe II Distribution Amount” and together with the Europe I Distribution Amount, the “Europe Distribution Amounts” and such amount in aggregate, the “Aggregate Distribution Amount”) to JC in exchange for 100% of JC’s limited liability company interest in TPG Europe II;
WHEREAS, BondCo desires to contribute $11,494,134 (the “BondCo Contribution Amount”) to H2Sub in exchange for a commensurate increase in its capital account in H2Sub (the “BondCo Contribution”);
WHEREAS, CoulCo desires to contribute $1,189,083 (the “CoulCo Contribution Amount”) to H2Sub in exchange for a commensurate increase in its capital account in H2Sub (the “H2Sub-CoulCo Contribution”);
WHEREAS, following the H2Sub-CouldCo Contribution, H2Sub desires to distribute $665,936 (the “Tarrant Capital Redemption Amount”) to Tarrant Capital in complete redemption of Tarrant Capital’s interest in H2Sub (the “Tarrant Capital Redemption”);

WHEREAS, following the Tarrant Capital Redemption, H2Sub desires to contribute an aggregate amount equal to the Aggregate Distribution Amount to TPG Global Advisors, and TPG Global Advisors desires to accept the contribution of the Aggregate Distribution Amount (the “H2Sub Contribution”);
WHEREAS, following the H2Sub Contribution, TPG Global Advisors desires to contribute the Aggregate Distribution Amount to TPG Global, and TPG Global desires to accept the contribution of the Aggregate Distribution Amount (the “TPG Global Advisors Contribution”);
WHEREAS, following the TPG Global Advisors Contribution, TPG Global desires to contribute the Aggregate Distribution Amount to TPG International, and TPG International desires to accept the contribution of the Aggregate Distribution Amount (the “TPG Global Contribution”); and
WHEREAS, following the TPG Global Contribution, TPG International desires to contribute cash equal to the Europe I Distribution Amount to TPG Europe I and contribute cash equal to the Europe II Distribution Amount to TPG Europe II, and TPG Europe I and TPG Europe II each desires to accept such contributions (the “TPG International Contribution”).
NOW, THEREFORE, in consideration of the mutual promises and covenants hereof, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
1. Distribution and Contribution Transactions.
(a) Europe Distributions. As of the Effective Date, TPG Europe I hereby distributes the Europe I Distribution Amount in cash to DB in exchange for 100% of DB’s limited liability company interest in TPG Europe I. As of the Effective Date, TPG Europe II hereby distributes the Europe II Distribution Amount in cash to JC in exchange for 100% of JC’s limited liability company interest in TPG Europe II. Immediately following such distributions, the remaining GAAP capital account balances held by DB and JC in TPG Europe I and TPG Europe II, respectively, shall be re-allocated to TPG International.
(b) BondCo Contribution. As of the Effective Date, immediately following the distributions described in Section 1(a), BondCo hereby contributes the BondCo Contribution Amount to H2Sub in exchange for a commensurate increase in its capital account in H2Sub and H2Sub hereby accepts the BondCo Contribution.
(c) H2Sub-CoulCo Contribution. As of the Effective Date, immediately following the BondCo Contribution, CoulCo hereby contributes the CoulCo Contribution Amount to H2Sub, and H2Sub hereby accepts the H2Sub-CoulCo Contribution.
(d) Tarrant Capital Redemption. As of the Effective Date, immediately following the H2Sub-CoulCo Contribution, H2Sub hereby distributes the Tarrant Capital Redemption Amount in cash to Tarrant Capital in complete redemption of Tarrant Capital’s interest in H2Sub;

(e) H2Sub Contribution. As of the Effective Date, immediately following the Tarrant Capital Redemption, H2Sub hereby contributes the Aggregate Distribution Amount to TPG Global Advisors, and TPG Global Advisors hereby accepts the H2Sub Contribution.
(f) TPG Global Advisors Contribution. As of the Effective Date, immediately following the H2Sub Contribution, TPG Global Advisors hereby contributes the Aggregate Distribution Amount to TPG Global, and TPG Global hereby accepts the TPG Global Advisors Contribution.
(g) TPG Global Contribution. As of the Effective Date, immediately following the TPG Global Advisors Contribution, TPG Global hereby contributes the Aggregate Distribution Amount to TPG International, and TPG International hereby accepts the TPG Global Contribution.
(h) TPG International Contribution. As of the Effective Date, immediately following the TPG Global Contribution, TPG International hereby contributes an amount of cash equal to the Europe I Distribution Amount to TPG Europe I and contributes an amount of cash equal to the Europe II Distribution Amount to TPG Europe II, and TPG Europe I and TPG Europe II hereby accept their respective TPG International Contributions.
2. Entire Agreement. This Agreement, the Founder Exchange Agreement, the Founder Proxy and Reorganization Agreement and the Downstairs Promote Allocation Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties, and agreements, both written and oral, with respect to such subject matter.
3. Further Assurances. Each party agrees use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable law to consummate the transactions contemplated by this Agreement. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.
4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.
5. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
6. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7. Amendment and Modification; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
9. Wire Transfers. To avoid the additional expense of establishing multiple bank accounts and issuing multiple wire transfers, each party making or receiving a payment of cash pursuant to any transaction described in the recitals to this Agreement and/or in Section 1 of this Agreement hereby directs that such payment be made as agreed among the parties.
10. Governing Law; Arbitration.
(a) The laws of the State of Delaware shall govern (i) all proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (ii) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(b) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding the validity or termination of this Agreement, or the performance or breach hereof, shall be finally settled by arbitration administered by the American Arbitration Association (“AAA”), in accordance with its Commercial Arbitration Rules in effect at the time of the arbitration. The place of arbitration shall be Fort Worth, Texas and the proceedings shall be conducted in the English language. The arbitration shall be conducted by three arbitrators. Each arbitrator shall be a person with significant experience in the financial services industry or representing persons in the financial services industry. Each of the parties to the arbitration shall nominate one arbitrator within 15 days after delivery of a request for arbitration in writing by any of the parties. In the event that any of the parties to the arbitration fail to nominate an arbitrator as and within such time period provided in the preceding sentence, upon request of either of such parties, such arbitrator shall instead be appointed by the AAA within 15 days of receiving such request. The two arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within 15 days of their appointment. If the first two appointed arbitrators fail to nominate a third arbitrator, then, upon request of the parties to the arbitration, the third arbitrator shall be appointed by the

AAA within 30 days of receiving such request. The third arbitrator shall serve as Chairman of the arbitral tribunal. The arbitrators shall endeavor to render a final award within 90 days of submission of a request for arbitration. Failure to adhere to this time limit shall not be a basis for challenging the award. The award rendered by the arbitrators shall be final and binding on the parties thereto and judgment on such award may be entered in any court of competent jurisdiction. All costs and expenses incurred by the parties in connection with any arbitration hereunder shall be borne by the party against whom the arbitrators’ award is rendered, and such party shall promptly reimburse the party in whose favor the arbitrators’ award is rendered for any of such costs and expenses incurred by such party.
(c) By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration, and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the arbitrators by the rules specified above, the arbitrators shall also have the authority to grant provisional remedies, including injunctive relief.
(d) Except as may be required by applicable law or court order, the parties agree to maintain confidentiality as to all aspects of any arbitration arising out of, relating to or in connection with this Agreement, including any such arbitration’s existence and results, except that nothing herein shall prevent a party from disclosing information regarding such arbitration for purposes of enforcing the award or this arbitration clause, or in any court proceeding requesting the issuance of provisional remedies. The parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration.
11. Counterparts. This Agreement may be executed and delivered in any number of counterparts, (including by facsimile or electronic transmission (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com), each of which shall be an original and all of which together shall constitute a single instrument.
[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Founder Net Settlement Agreement on the date first written above.

TPG EUROPE, LLC

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG EUROPE II, LLC
By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG HOLDINGS II SUB, L.P.

By:	TPG Holdings II, L.P., its general partner
By:	TPG Holdings II-A, LLC, its general partner
By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG GLOBAL ADVISORS, LLC

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG INTERNATIONAL, LLC

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President
[Signature Page to Founder Net Settlement Agreement]

TPG GLOBAL, LLC

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President
[Signature Page to Founder Net Settlement Agreement]

BONDCO, INC.

By:	/s/ David Bonderman
Name: David Bonderman
Title: President
[Signature Page to Founder Net Settlement Agreement]

DAVID BONDERMAN

By:	/s/ David Bonderman
[Signature Page to Founder Net Settlement Agreement]

JAMES G. COULTER

By:	/s/ James G. Coulter
[Signature Page to Founder Net Settlement Agreement]

COULCO, INC.

By:	/s/ James G. Coulter
Name: James G. Coulter
Title: President
[Signature Page to Founder Net Settlement Agreement]

TARRANT CAPITAL, LLC

By:	/s/ John E Viola
Name: John E Viola
Title: Vice President

[Signature Page to Founder Net Settlement Agreement]